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                                                                     Exhibit 5.1
                                                                     -----------

                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                         Richmond, Virginia 23219-4074

                                 June 20, 2001

The Forest Bank, LLC
c/o The Nature Conservancy
339 East Avenue, Suite 300
Rochester, New York 14604

Re:  The Forest Bank, LLC, Registration Statement on Form S-1,
     File Number 333-56424

Ladies and Gentlemen:

We have acted as counsel to The Forest Bank, LLC, a Delaware limited liability company (the "Company"), in connection with the proposed offering by the Company of 8,000,000 Class A-1 Membership Units, 3,500,000 Class A-2 Membership Units and 3,500,000 Class A-3 Membership Units (collectively, the "Class A Units," which term shall include such additional Class A Units as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended. A Registration Statement relating to the offering and sale of the Class A Units (as amended by Amendment Nos. 1 through 2 thereto, the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

This opinion is being furnished in accordance with Item 16(a) of Form S-1 and
Item 601(b)(5)(i) of Regulation S-K under the Act.

In connection with this legal opinion, we have examined, among other things, originals or copies of:

     1. the Certificate of Formation of the Company;

     2. the First Amended and Restated Limited Liability Company Agreement of the Company in the form filed as Exhibit 3.1 to the Registration Statement;

     3. the resolutions or written consents of the Company's Board of Managers with respect to the authorization, issuance and sale of the Class A Units; and

     4. such other documents and records as we have deemed necessary or appropriate for the purposes hereof.

In issuing this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified
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or photostatic copies.  As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. We have also assumed that the Amended and Restated Limited Liability Company Agreement will be executed and delivered in substantially the form filed as Exhibit 3.1 to the Registration Statement, with only such changes therein as would not be material to the opinions expressed herein.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

     2. If and when the Class A Units are offered and sold as described in the Registration Statement, the Class A Units will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to the Delaware Limited Liability Company Act and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Class A Units.

Very truly yours,

/s/  Hunton & Williams